                                     Telecom
                                    Wireless
                                   Corporation



December 21, 1999

Prentice Point Limited Partnership
c/o Boston Financial
437 Madison Avenue, 18th Floor
New York, NY 10022

         RE:  PRENTICE POINT LEASE, SUITE 1120

Ladies and Gentlemen:

         This will confirm our additional understandings and agreements with respect to the Office Lease dated as of December 21, 1999 (the "Office Lease"), between Prentice Point Limited Partnership, as landlord ("Prentice Point"), and Telecom Wireless Corporation, as tenant ("TWC"): 1) the net rentable space of the premises is 8,215 sq. ft.; 2) the minimum rent per square foot is $24.50 for the first twenty-five months of the Office Lease;
3) TWC may install telephone, telecommunications and other equipment anytime after the Office Lease is signed and may move into Suite 1120 anytime during or after the week of December 27, 1999, but not on January 1 or 2, 2000; 4) TWC may install antennae and satellite/microwave dishes on the roof of the building at the standard charge to other tenants and may run necessary wiring to the premises; and 5) Prentice Point will lower the height of or remove, at the option of TWC, the partial walls on the west side of Suite 1120 at no cost to TWC. We understand that moving and installation of equipment and wiring must be coordinated with the building engineer.

         Please sign in the space provided below and return this letter to us. Thank you for your consideration of our requirements.

                                       Sincerely,

                                       /s/ Calvin D. Smiley

                                       Calvin D. Smiley, President


         Accepted and agreed to this _____ day of December, 1999.


                                           Prentice Point Limited Partnership


                                           ---------------------------------
                                           Authorized Partner

                                  OFFICE LEASE

                                     between

                       PRENTICE POINT LIMITED PARTNERSHIP,
                         a Delaware limited partnership
                                  (as Landlord)

                                       and

                          TELECOM WIRELESS CORPORATION,
                               a Utah corporation
                                   (as Tenant)

Section                                                                                                         Page
-------                                                                                                         ----
1.       PRINCIPAL TERMS..........................................................................................1
2.       GENERAL COVENANTS........................................................................................2
3.       TERM.....................................................................................................2
4.       RENT.....................................................................................................2
5.       COMPLETION OR REMODELING OF THE PREMISES.................................................................2
6.       OPERATING EXPENSES/REAL ESTATE TAXES.....................................................................3
7.       SERVICES.................................................................................................6
8.       QUIET ENJOYMENT..........................................................................................7
9.       DEPOSIT..................................................................................................7
10.      CHARACTER OF OCCUPANCY...................................................................................7
11.      MAINTENANCE, ALTERATIONS AND REENTRY BY LANDLORD.........................................................7
12.      ALTERATIONS AND REPAIRS BY TENANT........................................................................8
13.      MECHANICS' LIENS.........................................................................................8
14.      SUBLETTING AND ASSIGNMENT................................................................................8
15.      DAMAGE TO PROPERTY.......................................................................................9
16.      INDEMNITY TO LANDLORD....................................................................................9
17.      SURRENDER AND NOTICE....................................................................................10
18.      INSURANCE, CASUALTY, AND RESTORATION OF PREMISES........................................................10
19.      CONDEMNATION............................................................................................10
20.      DEFAULT BY TENANT.......................................................................................11
21.      DEFAULT BY LANDLORD.....................................................................................12
22.      SUBORDINATION AND ATTORNMENT............................................................................13
23.      REMOVAL OF TENANT'S PROPERTY............................................................................13
24.      HOLDING OVER: TENANCY MONTH-TO-MONTH....................................................................13
25.      PAYMENTS AFTER TERMINATION..............................................................................13
26.      STATEMENT OF PERFORMANCE................................................................................14
27.      MISCELLANEOUS...........................................................................................14
28.      AUTHORITIES FOR ACTION AND NOTICE.......................................................................15
29.      PARKING.................................................................................................15
30.      SUBSTITUTE PREMISES.....................................................................................16
31.      BROKERAGE...............................................................................................16
32.      LEGAL FEES; PREPARATION OF LEASE........................................................................16
33.      COUNTERPARTS............................................................................................16
34.      ADDENDUM/EXHIBITS.......................................................................................16

                                 LEASE AGREEMENT

     THIS LEASE, dated as of December 21, 1999, is by and between PRENTICE POINT LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and TELECOM WIRELESS CORPORATION, a Utah corporation ("Tenant").

                                   WITNESSETH:

     1. PRINCIPAL TERMS. Capitalized terms, first appearing in quotations in this Section, elsewhere in the Lease or any Exhibits, are definitions of such terms as used in the Lease and Exhibits and shall have the defined meaning whenever used.

         1.1   "BUILDING":                           Prentice Point, 5299 DTC Boulevard, Englewood, CO 80111

         1.2   "PREMISES":                           Suite #1120

         1.3   "INITIAL TERM":                       2 years, 1 month
                                                     "Commencement Date": February 1, 2000
                                                     "Expiration Date": February 28, 2002

         1.4   "MINIMUM RENT":                       PERIOD                ANNUAL               MONTHLY
                                                     ------                ------               -------

                                                     Months 1-25           $201,267.50          $16,772.29

         1.5   OPERATING EXPENSES/                   Base Operating Expenses: calendar year 2000
               REAL ESTATE TAXES:                    Base Real Estate Taxes: calendar year 2000
                                                     Pro Rata Share: 4.09%

         1.6   "DEPOSIT":                            $17,000.00

         1.7   "PERMITTED USE":                      General business offices

         1.8   "GUARANTOR":                          None

         1.9   PARKING:                              32 spaces ("Tenant's Maximum")

         1.10  LANDLORD'S NOTICE ADDRESS:            Prentice Point Limited Partnership
                                                     c/o Boston Financial
                                                     437 Madison Avenue, 18th Floor
                                                     New York, NY 10022
                                                     Attn:   Legal Coordinator

               copy to:                              Prentice Point Limited Partnership
                                                     c/o Boston Financial
                                                     101 Arch Street
                                                     Boston, MA 02110-1106
                                                     Attn: General Counsel

               and copy to:                          Isaacson, Rosenbaum, Woods & Levy, P.C.
                                                     633 17th Street. Suite 2200
                                                     Denver, CO 80202-3622
                                                     Attn:   David L. Kuosman, Esq.


               and copy to:                          Mr. Randall G. Frisk
                                                     Boston Financial Group
                                                     211 East Ocean Boulevard, Suite 241
                                                     Long Beach, CA 90802

               and copy to:                          Prentice Point Limited Partnership
                                                     5299 South DTC Boulevard
                                                     Englewood, CO 80111
                                                     Attn: Building Manager

         1.11  LANDLORD'S TAX I.D.:                  84-1269269

         1.12  TENANT'S NOTICE ADDRESS:
               Precommencement Address:              5299 DTC Boulevard, Suite 1200
                                                     Englewood, CO 80111
                                                     Attn: President

               Post Commencement Address:            5299 DTC Boulevard, Suite 1120
                                                     Englewood, CO 80111
                                                     Attn: President

         1.13  TENANT'S TAX I.D.:                    [PLEASE PROVIDE] 94-3172556

         1.14  LANDLORD'S BROKER:                    Venture Group Real Estate, LLC

         1.15  COOPERATING BROKER:                   None

         1.16  ATTACHMENTS:                          [check if applicable]

                                                _X_  Exhibit A - Diagram of Premises
                                                _X_  Exhibit B - Real Property
                                                ___  Exhibit C - Premises Completion
                                                ___  Exhibit D - Form of First Amendment
                                                _X_  Exhibit E - Rules and Regulations

     2. GENERAL COVENANTS. Tenant covenants and agrees to pay Rent and perform the obligations hereafter set forth and in consideration therefor Landlord leases to Tenant the Premises as depicted on the plat attached as EXHIBIT A, together with a non-exclusive right, subject to the provisions hereof, to use plazas, common areas, or other areas on the real property legally described on Exhibit B (the "Real Property") designated by Landlord for the exclusive or non-exclusive use of the tenants of the Building ("Common Areas"). The Building, Real Property, Common Areas, and appurtenances are hereinafter collectively sometimes called the "Building Complex."

     3. TERM. The Initial Term of the Lease commences at 12:01 a.m. on the Commencement Date and terminates at 12:00 midnight on the Expiration Date (the Initial Term together with any extensions thereof is herein referred to as the "Term"). Tenant and its agents and contractors shall have the right, commencing on January 4, 2000, to enter and occupy the Premises with no obligation to pay Minimum Rent during such early occupancy period; provided, however, that such occupancy shall be on all other terms and conditions of this Lease. During such early occupancy period, Tenant will allow Landlord access to any portion of the Premises during ordinary business hours necessary for the purpose of completing the Finish Work. Landlord will use reasonable efforts subject to causes beyond its reasonable control to minimize any disruption of Tenant's business in completing the Finish Work. Tenant acknowledges that some inconvenience and disruption of its business is inevitable. Landlord will not be liable for any loss of business due to such disruption, and it will not constitute an eviction of Tenant or entitle Tenant to any abatement of rent.

     4. RENT. Subject to the provisions below, commencing on the Commencement Date and on the first day of each month thereafter, Tenant shall pay Minimum Rent in the amount stated in Section 1.4, in advance without notice (all amounts, including Minimum Rent, to be paid by Tenant pursuant to this Lease as the context requires are sometimes referred to collectively as "Rent(s)"). Rents shall be paid without set off, abatement, or diminution, at the management office in the Building, or at such other place as Landlord from time to time designates in writing. Notwithstanding the foregoing, Tenant shall have the right to occupy the Premises without payment of Minimum Rent for the first month following the Commencement Date (the "Deferred Rent Period"). It is agreed that the Rent payable under this Lease is allocable to, and shall be accrued by the parties during, their fiscal periods in which the same is actually paid. Landlord and Tenant agree that no portion of the Minimum Rent paid by Tenant during the Initial Term occurring after the expiration of the Deferred Rent Period will be allocated by Landlord or Tenant to such Deferred Rent Period, nor is such Rent intended by the parties to be allocable to the Deferred Rent Period. If for any reason at any time during the Term Tenant is in default hereunder, which default is not cured within any applicable cure periods, Tenant shall owe to Landlord, in addition to all other amounts otherwise set forth herein, all amounts of Minimum Rent deferred pursuant to this Section. Such amounts shall be immediately due and payable upon the occurrence of any such default. Tenant shall have no obligation to pay such amounts if no Event of Default has occurred prior to the expiration of the Term.

     5.  COMPLETION OR REMODELING OF THE PREMISES.

         5.1 Landlord shall, at Landlord's cost and expense, prior to February 1, 2000, paint all currently painted walls of the Premises with Building standard paint with the same color that currently exists, shampoo all existing carpet, and demise the Premises (including separating electric and HVAC systems) (collectively, the "Finish Work"). "Initial Tenant Finish" means the Premises in its as-is condition as modified by all work, if any, performed by Landlord at its expense prior to the Commencement Date in accordance herewith. Except as provided herein, Landlord has no obligation for the completion or remodeling of the Premises, and Tenant accepts the Premises in its "as is" condition on the Commencement Date. The Initial Lease Term shall commence on February 1, 2000, regardless if the Finish Work is completed.

         5.2 Taking possession of the Premises by Tenant is conclusive evidence that the Premises are in the condition agreed between Landlord and Tenant and acknowledgment by Tenant of satisfactory completion of any work which Landlord has agreed to perform.

     6. OPERATING EXPENSES/REAL ESTATE TAXES. Tenant shall pay Operating Expense Rent and Tax Rent as additional Rent hereunder in accordance with the following:

         6.1 DEFINITIONS. The additional terms below have the following meanings in this Lease:

               (1) "Base Operating Expenses" means an amount equal to the Operating Expenses for the calendar year set forth in Section 1.5, as determined by Landlord in accordance with this Section. Tenant acknowledges Landlord has not made any representations or warranties that the Base Operating Expenses will equal any specified amounts (any estimates provided by Landlord are non-binding estimates only).

               (2) "Base Real Estate Taxes" means an amount equal to the Real Estate Taxes for the calendar year set forth in Section.1.5, as determined by Landlord in accordance with this Section. Tenant acknowledges Landlord has not made any representations or warranties that the Base Real Estate Taxes will equal any specified amounts (any estimates provided by Landlord are non-binding estimates only).

               (3) "Landlord's Accountants" means that individual or firm employed by Landlord from time to time to keep the books and records for the Building Complex, and/or to prepare the federal and state income tax returns for Landlord with respect to the Building Complex, which books and records shall be certified to by a representative of Landlord. All determinations made hereunder shall be made by Landlord's Accountants unless otherwise stated.

               (4) "Tenant's Pro Rata Share" means the percentage set forth in
Section 1.5.

               (5) "Operating Expense Year" means each calendar year during the Term, except that the first Operating Expense Year begins on the Commencement Date and ends on December 31 of such year and the last Operating Expense Year begins on January 1 of the calendar year in which this Lease expires or is terminated and ends on the date of such expiration or termination. If an Operating Expense Year is less than twelve (12) months, Operating Expenses for such year shall be prorated.

               (6) "Operating Expenses" means all operating expenses of any kind or nature which are in Landlord's reasonable judgment necessary, appropriate, or customarily incurred in connection with the operation and maintenance of the Building Complex. Operating Expenses include, but are not limited to, the following:

                      (a) Costs of supplies, including costs of relamping and replacing ballasts in all Building standard tenant lighting;

                      (b) Costs of energy for the Building Complex, including costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources;

                      (c) Costs of water and sanitary and storm drainage services;

                      (d) Costs of janitorial and security services;

                      (e) Costs of general maintenance, repairs, and replacements including costs under HVAC and other mechanical maintenance contracts; and repairs and replacements of equipment used in maintenance and repair work;

                      (f) Costs of maintenance, repair and replacement of landscaping;

                      (g) Insurance premiums for the Building Complex, including all-risk or multi-peril coverage, together with loss of rent endorsement; the part of any claim paid under the deductible portion of any insurance policy carried by Landlord; public liability insurance; and any other insurance carried by Landlord on any component parts of the Building Complex;

                      (h) All labor costs, including wages, costs of worker's compensation insurance, payroll taxes, fringe benefits, including pension, profit-sharing and health, and legal fees and other costs incurred in resolving any labor dispute;

                      (i) Professional building management fees, costs and expenses, including costs of office space and storage space required by management for performance of its services;

                      (j) Legal, accounting, inspection, and other consulting fees (including fees for consultants for services designed to produce a reduction in Operating Expenses or improve the operation, maintenance or state of repair of the building Complex);

                      (k) Costs of capital improvements and structural repairs and replacements to the Building Complex to conform to changes subsequent to the date of issuance of the shell and core certificate of occupancy for the Building in any Applicable Laws (herein "Required Capital Improvements"); and the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses (herein "Cost Savings Improvements"). Expenditures for Required Capital Improvements and Cost Savings Improvements will be amortized at a market rate of interest over the useful life of such capital improvement (as determined by Landlord's Accountants); however, the amortized amount of any Cost Savings Improvement will be limited in any year to the resulting reduction in Operating Expenses; and

                      (l) Costs incurred for Landlord's Accountants including costs of any experts and consultants engaged to assist in making the computations;

"Operating Expenses" do NOT include:

                           (i) Costs of work, including painting and
decorating, which Landlord performs for any tenant other than work of a kind and scope which Landlord is obligated to furnish to all tenants whose leases contain a rental adjustment provision similar to this one;

                           (ii) Costs of repairs or other work occasioned by
fire, windstorm or other insured casualty to the extent of insurance proceeds received;

                           (iii) Leasing commissions, advertising expenses,
and other costs incurred in leasing space in the Building;

                           (iv) Costs of repairs or rebuilding necessitated
by condemnation;

                           (v) Interest on borrowed money or debt
amortization, except as specifically set forth above; or

                           (vi) Depreciation on the Building Complex.

               (7)"Real Estate Taxes" means all real and personal property taxes and assessments levied against the Building Complex by any governmental or quasi-governmental authority, including taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which are hereafter levied on the Building Complex as a result of the use, ownership or operation of the Building Complex or for any other reason, whether in lieu of or in addition to, any current real estate taxes and assessments. However, any taxes which are levied on the rent of the Building Complex will be determined as if the Building Complex were Landlord's only real property. In no event do taxes and assessments include any federal or state income taxes levied or assessed on Landlord. Expenses for tax consultants to contest taxes or assessments are also included as Real Estate Taxes. Real Estate Taxes also include special assessments, license taxes, business license fees, business license taxes, commercial rental taxes, levies, charges, penalties or taxes, imposed by any authority against the Premises, Building Complex or any legal or equitable interest of Landlord. Special assessments are deemed payable in such number of installments permitted by law, whether or not actually so paid, and include any applicable interest on such installments. Real Estate Taxes (other than special assessments) are computed on an accrual basis based on the year in which they are levied, even though not paid until the following Operating Expense Year;

               (8) "Tax Year" means each calendar year during the Term, except that the first Tax Year begins on the Commencement Date and ends on December 31 of such year and the last Tax Year begins on January 1 of the calendar year in which this Lease expires or is terminated and ends on the date of such expiration or termination. If a Tax Year is less than twelve
(12) months, Real Estate Taxes for such year shall be prorated.

         6.2   COMPUTATION AND PAYMENT OF OPERATING EXPENSE RENT.

               6.2.1 If the actual Operating Expenses payable by Landlord for any 0perating Expense Year exceed the Base Operating Expenses ("Excess Operating Expenses"), Tenant shall pay its Pro Rata Share of the Excess Operating Expenses ("Operating Expense Rent") to Landlord as provided herein. Following the end of each Operating Expense Year, Landlord shall submit a statement ("Operating Expense Statement") to Tenant setting forth the following:

               (1) The total Operating Expense Rent payable by Tenant for the just completed Operating Expense Year;
               (2) The total amount Tenant has paid as Estimated Operating
                   Expense Rent (hereafter defined) during the just completed Operating Expense Year;
               (3) The difference, if any, between the total Operating Expense
                   Rent set forth in item (1) above and the Estimated Operating Expense Rent previously paid as set forth in item (2) above ("Operating Expense Rent Shortfall");
               (4) Tenant's Pro Rata Share of Landlord's estimate of Excess
                   Operating Expenses for the new Operating Expense Year
                   ("Estimated Operating Expense Rent") determined in accordance with this Paragraph; and
               (5) The amount of the Retroactive Adjustment, if any, in
                   accordance with the following.

               6.2.2 Commencing on the Commencement Date, Tenant shall pay, at the same time as monthly Minimum Rent is paid, 1/12 of the Estimated Operating Expense Rent. To the extent an Operating Expense Statement reflects an Operating Expense Rent Shortfall Tenant will pay such shortfall within 30 days after receipt of the Operating Expense Statement (or receive a credit for the difference against the next due Rent, as the case may be). Until Tenant receives an Operating Expense Statement, Tenant shall continue to pay the Estimated Operating Expense Rent for the prior Operating Expense Year. However, Tenant is responsible for payment (or is eligible for a credit, as the case may be) of any difference between the old Estimated Operating Expense Rent paid for any period of the new Operating Expense Year and the new Estimated Operating Expense Rent payable for that same period ("Retroactive Adjustment"). Tenant shall commence payment of the new Estimated Operating Expense Rent beginning on the first day of the month following the month in which Tenant receives the Operating Expense Statement, at which time the Tenant shall also pay Landlord or deduct from the next-due Rent, as the case may be, the Retroactive Adjustment. If, during any Operating Expense Year, there is a change in the information on which Tenant's Estimated Operating Expense Rent is based so that the prior estimate is no longer accurate, Landlord may revise the estimate and there shall be a corresponding adjustment to the Estimated Operating Expense Rent for the balance of the Operating Expense Year following notice to Tenant.

         6.3   COMPUTATION AND PAYMENT OF TAX RENT.

               6.3.1 If the actual Real Estate Taxes payable by Landlord for any Tax Year exceed the Base Real Estate Taxes ("Excess Taxes"), Tenant shall pay its Pro Rata Share of the Excess Taxes ("Tax Rent") to Landlord as provided herein. Following the end of each Tax Year, Landlord shall submit a statement ("Tax Statement") to Tenant setting forth the following:

                      (1) The total Tax Rent payable by Tenant for the just
                          completed Tax Year;

                      (2) The amount Tenant has paid as Estimated Tax Pent
                          (hereafter defined) during the just completed Tax
                          Year;
                      (3) The difference, if any, between the total Tax Rent
                          set forth in item (1) above and the Estimated Tax Rent previously paid as set forth in item (2) above ("Tax Rent Shortfall");
                      (4) Tenant's Pro Rata Share of Landlord's estimate of
                          Excess Taxes for the new Tax Year ("Estimated Tax Rent") determined in accordance with this Paragraph; and
                      (5) The amount of the Retroactive Adjustment, if any, in
                          accordance with the following.

               6.3.2 Commencing with the first month of the second Tax Year, Tenant shall pay, at the same time as monthly Minimum Rent is paid, 1/12 of the Estimated Tax Rent. To the extent a Tax Statement reflects a Tax Rent Shortfall, Tenant will pay such shortfall within 30 days after receipt of the Tax Statement (or receive a credit for the difference against the next due Rent, as the case may be). Until Tenant receives a Tax Statement, Tenant shall continue to pay the Estimated Tax Rent for the prior Tax Year. However, Tenant is responsible for payment (or is eligible for a credit, as the case may be) of any difference between the old Estimated Tax Rent paid for any period of the new Tax Year and the new Estimated Tax Rent payable for that same period ("Retroactive Adjustment"). Tenant shall commence payment of the new Estimated Tax

Rent beginning on the first day of the month following the month in which Tenant receives the Tax Statement, at which time the Tenant shall also pay Landlord or deduct from the next-due Rent, as the case may be, the Retroactive Adjustment. If, during any Tax Year, there is a change in the information on which Tenant's Estimated Tax Rent is based so that the prior estimate is no longer accurate, Landlord may revise the estimate and there shall be a corresponding adjustment to the Estimated Tax Rent for the balance of the Tax Year following notice to Tenant.

         6.4 MISCELLANEOUS. If any lease entered into by Landlord with any tenant in the Building is on a so-called "net" basis, or provides for a separate basis of computation for any Operating Expenses or Real Estate Taxes with respect to its leased premises, Landlord's Accountants may modify the computation of Base Operating Expenses, Base Real Estate Taxes, Tenant's Pro Rata Share, Operating Expenses and Real Estate Taxes for a particular Operating Expense Year and/or Tax Year (as applicable) to eliminate or modify any Operating Expenses and/or Real Estate Taxes which are paid for in whole or in part by such tenant. If the Building is not fully occupied during any particular Operating Expense Year or Tax Year, Landlord's Accountants may adjust those Operating Expenses and Real Estate Taxes which are affected by occupancy for the particular Operating Expense Year or Tax Year to reflect 100% occupancy. Furthermore, in making any computations contemplated hereby, Landlord's Accountants may make such other modifications to the computations as are required in their judgment to achieve the intention of the parties hereto. In no event will any decrease in Rent pursuant to any provision hereof result in a reduction of Rent below the Minimum Rent. Delay by Landlord in submitting any statement for any Operating Expense Year or Tax Year does not affect the provisions of this Section or constitute a waiver of Landlord's rights for such Operating Expense Year, Tax Year, or any subsequent Operating Expense Years or Tax Years.

         6.5 DISPUTE. If Tenant disputes an adjustment submitted by Landlord or a proposed increase or decrease in an Estimated Operating Expense Rent or Estimated Tax Rent, Tenant shall give Landlord notice of such dispute within 30 days after Tenant's receipt of the adjustment. If Tenant does not give Landlord timely notice, Tenant waives its right to dispute the particular adjustment. If Tenant timely objects, Tenant may engage, at its expense, its own certified public accountants ("Tenant's Accountants") to verify the accuracy of the statement complained of or the reasonableness of the estimated increase or decrease. If Tenant's Accountants determine that an error has been made, Landlord's Accountants and Tenant's Accountants shall endeavor to agree upon the matter, failing which such matter shall be submitted to an independent certified public accountant selected by Landlord, with Tenant's reasonable approval, for a determination which will be conclusive and binding upon Landlord and Tenant. Tenant agrees that all information obtained or generated in connection with such audit shall be kept confidential and may not be disclosed to any other tenants or third parties. Notwithstanding the pendency of any dispute, Tenant shall continue to pay Landlord the amount of the Estimated Operating Expense Rent or Estimated Tax Rent being disputed or adjustment determined by Landlord's Accountants until the adjustment has been determined to be incorrect. If it is determined that any portion of the Operating Expenses and/or Real Estate Taxes were not properly chargeable to Tenant, then Landlord shall promptly credit or refund the appropriate sum to Tenant.

     7.  SERVICES.

         7.1 Subject to the provisions below, Landlord agrees, without charge, in accordance with standards determined by Landlord from time to time for the Building: (1) to furnish running water at those points of supply for general use of tenants of the Building; (2) during Ordinary Business Hours to furnish to interior Common Areas heated or cooled air (as applicable), electrical current, janitorial services, and maintenance; (3) during Ordinary Business Hours to furnish heated or cooled air to the Premises for standard office use provided the recommendations of Landlord's engineer regarding occupancy and use of the Premises are complied with by Tenant; (4) to furnish, subject to availability and capacity of building systems, unfiltered treated chilled water for use in Tenant's packaged HVAC systems provided that such systems are approved by Landlord, including strainers, pumping systems and controls; (5) to provide, during Ordinary Business Hours, the general use of passenger elevators for ingress and egress to and from the Premises (at least one such elevator shall be available at all times except in the case of emergencies or repair); (6) to provide janitorial services for the Premises to the extent of the Initial Tenant Finish (including window washing of the outside of exterior windows); and (7) to cause electric current to be supplied to the Premises for Tenant's Standard Electrical Usage (items (1) through (7) are collectively called "Services"). "Tenant's Standard Electrical Usage" means weekly electrical consumption in an amount determined by (i) multiplying 3.5 watts/square foot by 59 hours and (ii) multiplying the product thereof by the number of rentable square feet in the Premises. "Ordinary Business Hours" means 7:00 a.m. to 6:00 p.m. Monday through Friday and 9:00 a.m. to 12:00 p.m. on Saturdays, Legal Holidays excepted. "Legal Holidays" mean New Year's Day, Martin Luther King Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other national holidays hereafter established by the United States Government.

         7.2 "Excess Usage" means any usage of electricity (1) during other than Ordinary Business Hours; (2) in an amount in excess of Tenant's Standard Electrical Usage; or (3) for Special Equipment or for standard HVAC services during other than Ordinary Business Hours. "Special Equipment" means (a) any equipment consuming more than 0.5 kilowatts at rated capacity, (b) any equipment requiring a voltage other than 120 volts, single phase, or (c) equipment that requires the use of self-contained HVAC units. If Tenant desires Excess Usage, Landlord will use reasonable efforts to supply the same. Tenant shall reimburse Landlord for all Landlord's costs of providing services for Excess Usage, including costs for materials, additional wear and tear on equipment, utilities, and labor (including fringe and overhead costs). Computation of such costs will be made by Landlord's engineer, based on his engineering survey of Tenant's Excess Usage. Tenant shall also reimburse Landlord for all costs of supplementing the Building HVAC System and/or extending or supplementing any electrical service, as Landlord determines is necessary, as a result of Tenant's Excess Usage. Prior to installation or use of Special Equipment or operation of the Premises for extended hours on an ongoing basis, Tenant shall notify Landlord of such intended installation or use and obtain Landlord's consent. Not less than 48 hours' prior notice shall be given Landlord of Tenant's request for such services. Tenant may request that Landlord install at Tenant's cost a check meter and/or flow meter to determine the cost of Tenant's Excess Usage. Tenant shall also pay the cost of replacing light bulbs and/or tubes and ballast used in all lighting in the Premises other than that provided by Landlord to all tenants of the Building.

         7.3 If Tenant requires janitorial services other than those included as standard Services, Tenant shall separately pay for such services monthly upon billings by Landlord, or Tenant shall, at Landlord's option, separately contract for such services with the same company used by Landlord to furnish janitorial services to the Building.

         7.4 Landlord may discontinue, reduce, or curtail Services (either temporarily or permanently) when necessary due to accident, repairs, alterations, strikes, lockouts, Applicable Laws, or any other happening beyond Landlord's reasonable control. Landlord is not liable for damages to Tenant or any other party as a result of any interruption, reduction, or discontinuance of Services (either temporary or permanent) nor shall the occurrence of any such event be construed as an eviction of Tenant, cause or permit an abatement, reduction or setoff of Rent, or operate to release Tenant from Tenant's obligations.

         7.5 Tenant shall promptly notify Landlord of any accidents or defects in the Building of which Tenant becomes aware, including defects in pipes, electric wiring, and HVAC equipment, and of any condition which may cause injury or damage to the Building or any person or property therein.

     8. QUIET ENJOYMENT. So long as an Event of Default has not occurred, Tenant is entitled to the quiet enjoyment and peaceful possession of the Premises subject to the provisions of this Lease.

     9. DEPOSIT. Tenant has deposited and will keep on deposit at all times during the Term with Landlord the Deposit as security for the payment and performance of Tenant's obligations under this Lease. If, at any time, Tenant is in default, Landlord has the right to use the Deposit, or so much thereof. as necessary, in payment of Rent, in reimbursement of any expense incurred by Landlord, and in payment of any damages incurred by Landlord by reason of such default. In such event, Tenant shall on demand of Landlord forthwith remit to Landlord a sufficient amount in cash to restore the Deposit to the original amount. If the entire Deposit has not been utilized, the remaining amount will be refunded to Tenant or to whoever is then the holder of Tenant's interest in this Lease, without interest, within 60 days after full performance of this Lease by Tenant. Landlord may commingle the Deposit with other funds of Landlord. Landlord may deliver the Deposit to any purchaser of Landlord's interest in the Premises and Landlord shall be discharged from further liability therefor. Tenant agrees that if a Mortgagee succeeds to Landlord's interest in the Premises by reason of foreclosure or deed in lieu of foreclosure, Tenant has no claim against the Mortgagee for the Deposit or any portion thereof unless such Mortgagee has actually received the same from Landlord. If claims of Landlord exceed the Deposit, Tenant shall remain liable for the balance.

     10. CHARACTER OF OCCUPANCY. Tenant shall occupy the Premises for the Permitted Use and for no other purpose, and use it in a careful, safe, and proper manner and pay on demand for any damage to the Premises caused by misuse or abuse by Tenant, Tenant's agents or employees, or any other person entering upon the Premises under express or implied invitation of Tenant (collectively, "Tenant's Agents"). Tenant, at Tenant's expense, shall comply with all applicable federal, state, city, quasi-governmental and utility provider laws, codes, rules, and regulations now or hereafter in effect ("Applicable Laws") which impose any duty upon Landlord or Tenant with respect to the occupation or alteration of the Premises. Tenant shall not commit or permit waste or any nuisance on or in the Premises. Tenant agrees not to store, keep, use, sell, dispose of or offer for sale in, upon or from the Premises any article or substance prohibited by any insurance policy covering the Building Complex nor shall Tenant keep, store, produce or dispose of on, in or from the Premises or the Building Complex any substance which may be deemed an infectious waste or hazardous substance under any Applicable Laws, except customary office and cleaning supplies.

     11. MAINTENANCE, ALTERATIONS AND REENTRY BY LANDLORD.

         11.1 Landlord will (i) make repairs and replacements to HVAC, mechanical, life safety and electrical systems in the Premises (to the extent such systems are Building standard) deemed necessary by Landlord for normal operations of the Building Complex; and (ii) provide upkeep, maintenance, and repairs to all Common Areas. Except as provided in this Section or otherwise expressly required in this Lease, Landlord is not required to make improvements or repairs to the Premises during the Term.

         11.2 Landlord or Landlord's agents may at any time enter the Premises for examination and inspection, if Landlord elects, to perform any obligations of Tenant which Tenant fails to perform, to perform such cleaning, maintenance, janitorial services, repairs, replacements, additions, or alterations as Landlord deems necessary for the safety, improvement, or preservation of the Premises or other portions of the Building Complex, or as required by Applicable Laws. Landlord or Landlord's agents may also show the Premises to prospective tenants, purchasers and Mortgagees. Any such reentry does not constitute an eviction or entitle Tenant to abatement of Rent. Landlord may make such alterations or changes in other portions of the Building Complex as Landlord desires so long as such alterations and changes do not unreasonably interfere with Tenant's occupancy of the Premises. Landlord may use the Common Areas and one or more street entrances to the Building Complex as may be necessary in Landlord's judgment to complete such work.

     12. ALTERATIONS AND REPAIRS BY TENANT.

         12.1 Tenant shall not make any alterations to the Premises during the Term, including installation of equipment or machinery which requires modifications to existing electrical outlets or increases Tenant's usage of electricity beyond Tenant's Standard Electrical Usage (collectively "Alterations") without in each instance first obtaining the written consent of Landlord. Landlord's consent or approval of the plans, specifications and working drawings for any Alterations shall not constitute any warranty or representation by Landlord (and shall not impose any liability on Landlord) as to their completeness, design sufficiency, or compliance with Applicable Laws. Tenant shall at its cost: pay all engineering and design costs incurred by Landlord as to all Alterations, obtain all Governmental permits and approvals required, and cause all Alterations to be completed in compliance with Applicable Laws and requirements of Landlord's insurance. All such work relating to Alterations shall be performed in a good and workmanlike manner, using new materials and equipment at least equal in quality to the Initial Tenant Finish. All Alterations, repair and maintenance work performed by Tenant shall be done at Tenant's expense by Landlord's employees or, with Landlord's prior consent and subject to any conditions imposed by Landlord, by other persons requested by Tenant; however, if such work is not performed by Landlord's employees, Tenant shall pay Landlord a supervisory fee upon receipt of an invoice. If Landlord authorizes such persons to perform work, Tenant shall deliver to Landlord prior to commencement certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that worker's compensation, public liability insurance, and property damage insurance (in amounts, with companies and on forms satisfactory to Landlord) are in force and maintained by all contractors and subcontractors engaged to perform such work. All liability policies shall name Landlord, Building Manager, and Mortgagee as additional insureds. Each certificate shall provide that the insurance may not be cancelled or modified without 10 days' prior written notice to Landlord and Mortgagee. Landlord also has the right to post notices in the Premises in locations designated by Landlord stating that Landlord is not responsible for payment for such work and containing such other information as Landlord deems necessary. All such work shall be performed in a manner which does not unreasonably interfere with Landlord or other tenants of the Building, or impose additional expense upon Landlord in the operation of the Building Complex.

         12.2 Tenant shall keep the Premises in as good order, condition, and repair and in an orderly state, as on the Commencement Date, loss by fire or other casualty or ordinary wear excepted.

         12.3 All Alterations, including partitions, paneling, carpeting, drapes or other window coverings, and light fixtures (but not including movable office furniture not attached to the Building), are deemed a part of the real estate and the property of Landlord and remain upon and be surrendered with the Premises at the end of the Term, whether by lapse of time or otherwise, unless Landlord notifies Tenant no later than 15 days prior to the end of the Term that it elects to have Tenant remove all or part of such Alterations, and in such event, Tenant shall at Tenant's expense promptly remove the Alterations specified and restore the Premises to its prior condition, reasonable wear and tear excepted.

     13. MECHANICS' LIENS. Tenant shall pay for all work done on the Premises by Tenant or at its request (other than the Initial Tenant Finish) of a character which may result in liens on Landlord's or Tenant's interest and Tenant will keep the Premises free of all mechanics' liens, and other liens on account of such work. Tenant indemnifies, defends, and saves Landlord harmless from all liability, loss, damage, or expenses, including attorneys' fees, on account of any claims of laborers, materialmen or others for work performed or for materials or supplies furnished to Tenant or persons claiming under Tenant. If any lien is recorded against the Premises or Building or any suit affecting title thereto is commenced as a result of such work, or supplying of materials, Tenant shall cause such lien to be removed of record within 5 days after notice from Landlord. If Tenant desires to contest any claim, Tenant must furnish Landlord adequate security of at least 150% of the amount of the claim, plus estimated costs and interest and, if a final judgment establishing the validity of any lien is entered, Tenant shall immediately pay and satisfy the same. If Tenant fails to proceed as aforesaid, Landlord may pay such amount and any costs, and the amount paid, together with reasonable attorneys' fees incurred, shall be immediately due Landlord upon notice.

     14. SUBLETTING AND ASSIGNMENT.

         14.1 Tenant shall not sublet any part of the Premises nor assign or otherwise transfer this Lease or any interest herein (sometimes referred to as "Transfer," and the subtenant or assignee may be referred to as "Transferee") without the consent of Landlord first being obtained, which consent will not be unreasonably withheld provided that: (1) Tenant complies with the provisions of Section 14.4; (2) Landlord declines to exercise its rights under Section 14.3; (3) the Transferee is engaged in a business and the portion of the Premises will be used in a manner which is in keeping with the then standards of the Building and does not conflict with any exclusive use rights granted to any other tenant of the Building Complex; (4) the Transferee has reasonable financial worth in light of the responsibilities involved; (5) Tenant is not in default at the time it makes its request; (6) the Transferee is not a governmental or quasi-governmental agency; (7) the Transferee is not a tenant or currently negotiating a lease with Landlord in any Building owned by Landlord in the Denver metropolitan area (including the Building Complex); and (8) the rent to be paid by the Transferee is not less than the Rent paid by Tenant for such space and is not less than 85% of the rental rate then being offered by Landlord for similar space in the Building. Transfer includes a sale by Tenant of substantially all of its assets or stock if Tenant is a publicly traded corporation, a merger of Tenant with another corporation, the transfer of 25% or more of the stock in a corporate tenant whose stock is not publicly traded, or transfer of 25% or more of the beneficial ownership interests in a partnership or limited liability company tenant.

         14.2 Following any Transfer in accordance with this Section 14, Landlord may, after default by Tenant, collect rent from the Transferee or occupant and apply the net amount collected to the Rent, but no Transfer or collection will be deemed an acceptance of the Transferee or occupant as Tenant or release Tenant from its obligations. Consent to a Transfer shall not relieve Tenant from obtaining Landlord's consent to any other Transfer. Notwithstanding Landlord's consent to a Transfer, Tenant shall continue to be liable for its obligations. If Tenant collects any rent or other amounts from a Transferee in excess of the Rent for any monthly period, Tenant shall pay Landlord the excess monthly, as and when received.

         14.3 Notwithstanding the above, if Tenant requests Landlord's consent to sublet 25% or more of the Premises, Landlord may refuse to grant such consent in its sole discretion and terminate this Lease as to the portion of the Premises with respect to which such consent was requested; provided, however, if Landlord does not consent and elects to terminate the Lease as to such portion, Tenant may within 15 days after notice from Landlord to this effect withdraw Tenant's request for consent. If such termination occurs, it shall be effective on the date designated in a notice from Landlord and shall not be more than 30 days following such notice.

         14.4 Tenant must notify Landlord at least 90 days prior to the desired date of the Transfer ("Tenant's Notice"). Tenant's Notice shall describe the portion of the Premises to be transferred and the terms and conditions. Landlord has, without obligation, 60 days following receipt of Tenant's Notice to sublet the space on Tenant's behalf or to exercise its rights pursuant to Section 14.3 if Tenant's Notice discloses that 25% or more of the Premises is involved. If the space covered by Tenant's Notice is subleased by Landlord, rent and other sums due from the subtenant will be paid to Tenant directly and Landlord has no responsibility for the performance by such subtenant of its obligations under its sublease with Tenant. If Landlord is unwilling or unable to locate a subtenant (and, if applicable, declines to exercise its rights under Section 14.3), Landlord will notify Tenant not later than 60 days after receipt of Tenant's Notice and Tenant shall be free to sublet the specified portion of the Premises to any third party on terms substantially identical to those described in Tenant's Notice, subject to Landlord's consent as set forth above. If Tenant does not sublet such portion of the Premises within 60 days following Landlord's notice to Tenant, Tenant must reoffer the Premises to Landlord in accordance with the provisions hereof prior to subleasing to a third party.

         14.5 All documents utilized by Tenant to evidence a Transfer are subject to approval by Landlord. Tenant shall pay Landlord's expenses, including reasonable attorneys' fees, of determining whether to consent and in reviewing and approving the documents. Tenant shall provide Landlord with such information as Landlord reasonably requests regarding a proposed subtenant, including financial information.

         14.6 If a trustee or debtor in possession in bankruptcy is entitled to assume control over Tenant's rights under this Lease and assigns such rights to any third party notwithstanding the provisions hereof, the rent to be paid by such party shall be increased to the current Minimum Rent (if greater than that being paid for the Premises) which Landlord charges for comparable space in the Building as of the date of such third party's occupancy. If Landlord is entitled under the Bankruptcy Code to "Adequate Assurance" of future performance of this Lease, the parties agree that such term includes the following:

               (1) Any assignee must demonstrate to Landlord's reasonable satisfaction a net worth (as defined in accordance with generally accepted accounting principles consistently applied) at least as large as the net worth of Tenant on the Commencement Date increased by 7%, compounded annually, for each year thereafter through the date of the proposed assignment. Tenant's financial condition was a material inducement to Landlord in executing this Lease.

               (2) The assignee must assume and agree to be bound by the provisions of this Lease.

     15. DAMAGE TO PROPERTY. Tenant agrees Landlord is not liable for any injury or damage, either proximate or remote, occurring through or caused by fire, water, steam, or any repairs, alterations, injury, accident, or any other cause to the Premises, to any furniture, fixtures, Tenant improvements, or other personal property of Tenant kept or stored in the Premises, or in other parts of the Building Complex, whether by reason of the negligence or default of Landlord, other occupants, any other person, or otherwise; and the keeping or storing of all property of Tenant in the Premises and Building Complex is at the sole risk of Tenant.

     16. INDEMNITY TO LANDLORD.

         16.1 Tenant agrees to indemnify, defend, and hold Landlord and Building Manager harmless from all liability, costs, or expenses, including attorneys' fees, on account of damage to the person or property of any third party, including any other tenant in the Building Complex, to the extent caused by the negligence or breach of this Lease by the Tenant or Tenant's Agents.

         16.2 Tenant shall maintain throughout the Term a commercial general liability policy, including protection against death, personal injury and property damage, issued by an insurance company qualified to do business in the State of Colorado, with a single limit of not less than $1,000,000.00. Such policy shall name Landlord, Building Manager, and Mortgagee as additional insureds, be primary to any other similar insurance of such additional insureds, and provide that it may not be cancelled or modified without at least 20 days' prior notice to Landlord and Mortgagee. The minimum limits of such insurance do not limit the liability of Tenant hereunder. Prior to occupancy of the Premises, and prior to expiration of the then-current policy, Tenant shall deliver certificates evidencing that insurance required under this Lease is in effect.

     17. SURRENDER AND NOTICE. Upon the expiration or other termination of this Lease, Tenant shall immediately quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear and loss by fire or other casualty excepted, and Tenant shall remove all of its movable furniture and other effects, all telephone cable and related equipment in the Building installed for Tenant, and such Alterations, as Landlord requires. If Tenant fails to timely vacate the Premises as required, Tenant is responsible to Landlord for all resulting costs and damages of Landlord, including any amounts paid to third parties who are delayed in occupying the Premises.

     18. INSURANCE, CASUALTY, AND RESTORATION OF PREMISES.

         18.1 Landlord shall maintain casualty insurance for the Building Complex, the shell and core of the Building and the Premises in such amounts, from such companies, and on such terms and conditions, including insurance for loss of Rent as Landlord deems appropriate, from time to time.

         18.2 Tenant shall maintain throughout the Term "all risk" or "multi-peril" insurance for the full replacement cost of Tenant's property and betterments in the Premises, including tenant finish in excess of the Initial Tenant Finish.

         18.3 If the Building is damaged by fire or other casualty which renders the Premises wholly untenantable or the damage is so extensive that an architect selected by Landlord certifies in writing to Landlord and Tenant within 60 days of said casualty that the Premises cannot, with the exercise of reasonable diligence, be made fit for occupancy within 180 working days from the happening thereof, then, at the option of Landlord or Tenant exercised in writing to the other within 30 days of such determination, this Lease shall terminate as of the occurrence of such damage. In the event of termination, Tenant shall pay Rent duly apportioned up to the time of such casualty and forthwith surrender the Premises and all interest. If Tenant fails to do so, Landlord may reenter and take possession of the Premises and remove Tenant. If, however, the damage is such that the architect certifies that the Premises can be made tenantable within such 180-day period or neither Landlord or Tenant elects to terminate the Lease despite the extent of damage, then the provisions below apply.

         18.4 If the Premises are damaged by fire or other casualty that does not render it wholly untenantable or require a repair period in excess of 180 days, Landlord shall with reasonable promptness except as hereafter provided repair the Premises to the extent of the Initial Tenant Finish.

         18.5 If the Building is damaged (though the Premises may not be affected, or if affected, can be repaired within 180 days) and within 60 days after the damage Landlord decides not to reconstruct or rebuild the Building, then, notwithstanding anything contained herein, upon notice to that effect from Landlord within said 60 days, Tenant shall pay the Rent apportioned to such date, this Lease shall terminate from the date of such notice, and both parties discharged from further obligations except as otherwise expressly provided.

         18.6 Landlord and Tenant waive all rights of recovery against the other and its respective officers, partners, members, agents, representatives, and employees for loss or damage to its real and personal property kept in the Building Complex, or for loss of business arising out of or related the use and occupancy of the Premises which is capable of being insured against under all risk or multi-peril insurance, including coverage for damage due to water leakage. Tenant also waives all such rights of recovery against Building Manager. Each party shall, upon obtaining the property damage insurance required by this Lease, notify the insurance carrier that the foregoing waiver is contained in this Lease and use reasonable efforts to obtain an appropriate waiver of subrogation provision in the policies.

         18.7 Rent shall abate during any period of repair and restoration to the extent of any recovery by Landlord under its loss of rent insurance related to the Premises in the same proportion that the part of the Premises rendered untenantable bears to the whole.

     19. CONDEMNATION. If the Premises or substantially all of it or any portion of the Building Complex which renders the Premises untenantable is taken by right of eminent domain, or by condemnation (which includes a conveyance in lieu of a taking), this Lease, at the option of either Landlord or Tenant exercised by notice to the other within 30 days after the taking, shall terminate and Rent shall be apportioned as of the date of the taking. Tenant shall forthwith surrender the Premises and all Interest in this Lease, and, if Tenant fails to do so, Landlord may reenter and take possession of the Premises. If less than all the Premises is taken, Landlord shall promptly repair the Premises as nearly as possible to its condition immediately prior to the taking, unless Landlord elects not to rebuild under Section 18.5. Landlord shall receive the entire award or consideration for the taking.

     20. DEFAULT BY TENANT.

         20.1 Each of the following events is an "Event of Default":

               (1) Any failure by Tenant to pay Rent on the due date unless such failure is cured within 3 days after the due date;

               (2) Tenant vacates or abandons the Premises;

               (3) This Lease or Tenant's interest is transferred whether voluntarily or by operation of law except as permitted in Section 14;

               (4) This Lease or any part of the Premises is taken by process of law and is not released within 15 days after a levy;

               (5) Commencement by Tenant of a proceeding under any provision of federal or state law relating to insolvency, bankruptcy, or reorganization ("Bankruptcy Proceeding");

               (6) Commencement of a Bankruptcy Proceeding against Tenant, unless dismissed within 60 days after commencement;

               (7) The insolvency of Tenant or execution by Tenant of an assignment for the benefit of creditors; the convening by Tenant of a meeting of its creditors or any significant class thereof for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Tenant generally to pay its debts as they mature;

               (8) The admission in writing by Tenant (or any general partner of Tenant if Tenant is a partnership), that it is unable to pay its debts as they mature or it is generally not paying its debts as they mature;

               (9) Tenant fails to take possession of the Premises on the Commencement Date;

               (10) Tenant fails to perform any of its other obligations and non-performance continues for 30 days after notice by Landlord or, if such performance cannot be reasonably had within such 30 day period, Tenant does not in good faith commence performance within such 30 day period and diligently proceed to completion; provided, however, Tenant's right to cure shall not exceed the period provided by Applicable Law.

         20.2 REMEDIES OF LANDLORD. If an Event of Default occurs, Landlord may then or at any time thereafter, either:

               (1)(a) Without further notice except as required by Applicable Laws, reenter and repossess the Premises or any part and expel Tenant and those claiming through or under Tenant and remove the effects of both without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of this Lease. Should Landlord reenter or take possession pursuant to legal proceedings or any notice provided for by Applicable Law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part, either alone or in conjunction with other portions of the Building Complex, in Landlord's or Tenant's name but for the account of Tenant, for such periods (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its sole discretion, determines and Landlord may collect the rents therefor. Landlord is not in any way responsible or liable for failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. No such reentry or repossession or notice from Landlord shall be construed as an election by Landlord to terminate this Lease unless specific notice of such intention is given Tenant. Landlord reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant notice, in which event this Lease will terminate as specified in the notice.

                      (b) If Landlord takes possession of the Premises without terminating this Lease, Tenant shall pay Landlord (i) the Rent which would be payable if repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's expenses incurred in connection with such reletting, including all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration, and repair costs (collectively "Reletting Expenses"). If, in connection with any reletting, the new lease term extends beyond the Term or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the Reletting Expenses, will be made in determining the net proceeds received from the reletting. In determining such net proceeds, rent concessions will also be apportioned over the term of the new lease. Tenant shall pay such amounts to Landlord monthly on the days on which the Rent would have been payable if possession had not been retaken, and Landlord is entitled to receive the same from Tenant on each such day; or

               (2) Give Tenant notice of termination of this Lease on the date specified and, on such date, Tenant's right to possession of the Premises shall cease and the Lease will terminate except as to Tenant's liability as hereafter provided as if the expiration of the term fixed in such notice were the end of the Term. If this Lease terminates pursuant to this Section, Tenant remains liable to Landlord for damages in an amount equal to the Rent which would have been owing by Tenant for the balance of the Term had this Lease not terminated, less the net proceeds, if any, of reletting of the Premises by Landlord subsequent to termination after deducting Reletting Expenses. Landlord may collect such damages from Tenant monthly on the days on which the Rent would have been payable if this Lease had not terminated and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, if this Lease is terminated, Landlord at its option may recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an amount equal to the worth at the time of termination of the excess, if any, of the Rent reserved in this Lease for the balance of the Term over the then Reasonable Rental Value of the Premises for the same period plus all Reletting Expenses. "Reasonable Rental Value" is the amount of rent Landlord can obtain for the remaining balance of the Term.

         20.3 RECAPTURE OF RENT CONCESSIONS AND TENANT IMPROVEMENT ALLOWANCES. In the Event of Default by Tenant, in addition to all other rights and remedies, Landlord shall be entitled to receive from Tenant all sums, the payment of which may previously have been waived or abated by Landlord, or which may have been paid by Landlord pursuant to any agreement to grant Tenant a rental abatement or other monetary inducement or concession, including but not limited to any tenant improvement or finish allowance or moving allowance, together with interest thereon from the date or dates such amounts were paid by Landlord or would have been due from Tenant but for the abatement, at the rate of eighteen percent (18%) per annum, until paid; it being understood and agreed that such concession or abatement was made on the condition and basis that Tenant fully perform all obligations and covenants under the Lease for the entire term.

         20.4 CUMULATIVE REMEDIES. Suits to recover Rent and damages may be brought by Landlord, from time to time, and nothing herein requires Landlord to await the date the Term would expire had there been no Event of Default or termination, as the case may be. Each right and remedy provided for in this Lease is cumulative and non-exclusive and in addition to every other right or remedy now or hereafter existing at law or equity, including suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of one or more rights or remedies shall not preclude the simultaneous or later exercise by Landlord of other rights or remedies. All costs incurred by Landlord to collect any Rent and damages or to enforce this Lease are also recoverable from Tenant. If any suit is brought because of an alleged breach of this Lease , the prevailing party is also entitled to recover from the other party all reasonable attorneys' fees and costs incurred in connection therewith.

         20.5 NO WAIVER. No failure by Landlord to insist upon strict performance of any provision or to exercise any right or remedy upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any breach constitutes a waiver of any such breach or such provision, except by written instrument executed by Landlord. No waiver shall affect or alter this Lease but each provision hereof continues in effect with respect to any other then existing or subsequent breach thereof.

         20.6 BANKRUPTCY. Nothing contained in this Lease limits Landlord's right to obtain as liquidated damages in any bankruptcy or similar proceeding the maximum amount allowed by law at the time such damages are to be proven, whether such amount is greater, equal to, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Section. Notwithstanding anything in this Section to the contrary, any proceeding described in Section 20.1(5), (6), (7) and (8) is an Event of Default only when such proceeding is brought by or against the then holder of the leasehold estate under this Lease.

         20.7 LATE PAYMENT CHARGE. Any Rent not paid within 3 days after the due date shall thereafter bear interest at 5 percentage points above the Prime Rate or the highest rate permitted by law, whichever is lower, until paid. Further, if such Rent is not paid within 3 days after the due date, Tenant agrees Landlord will incur additional administrative expenses, the amount of which will be difficult to determine; Tenant therefore shall also pay Landlord a late charge for each late payment of 5% of such payment. Any amounts paid by Landlord to cure a default of Tenant which Landlord has the right but not the obligation to do, shall, if not repaid by Tenant within 3 days of demand by Landlord, thereafter bear interest at 5 percentage points above the Prime Rate until paid. "Prime Rate" means that rate announced by Wells Fargo Bank, N.A., or its successor, as its prime rate on the date closest to the date interest commences.

         20.8 WAIVER OF JURY TRIAL. Tenant and Landlord waive any right to a trial by jury in suits arising out of or concerning the provisions of this Lease.

     21. DEFAULT BY LANDLORD. In the event of any alleged default on the part of Landlord, Tenant shall give notice to Landlord and afford Landlord a reasonable opportunity to cure such default. Such notice shall be ineffective unless a copy is simultaneously also delivered in the manner required in this Lease to any holder of a mortgage and/or deed of trust affecting all or any portion of the Building Complex (collectively, "Mortgagee"), provided that prior to such notice Tenant has been notified (by way of notice of Assignment of Rents and Leases, or otherwise), of the address of a Mortgagee. If Landlord fails to cure such default within the time provided, then Mortgagee shall have an additional 30 days following a second notice from Tenant or, if such default cannot be cured within that time, such additional time as may be necessary provided within such 30 days, Mortgagee commences and diligently pursues a cure (including commencement of foreclosure proceedings if necessary to effect such cure). Tenant's sole remedy will be equitable relief or actual damages but in no event is Landlord or any Mortgagee responsible for consequential damages or lost profit incurred by Tenant as a result of any default by Landlord.

     22. SUBORDINATION AND ATTORNMENT.

         22.1 This Lease will be subordinate to any mortgage, deed of trust and related documents now or hereafter placed upon the Building Complex (including all advances made thereunder), and to all amendments, renewals, replacements, or restatements thereof (collectively, "Mortgage"), unless Landlord or Mortgagee advises Tenant that it will not be subordinate. Tenant agrees that no documentation other than this Lease is required to evidence such subordination.

         22.2 If any Mortgagee elects to have this Lease superior to the lien of its Mortgage and gives notice to Tenant, this Lease will be deemed prior to such Mortgage whether this Lease is dated prior or subsequent to the date of such Mortgage or the date of recording thereof.

         22.3 In confirmation of subordination or superior position, as the case may be, Tenant will execute such documents as may be required by Mortgagee and, if it fails to do so within 10 days after demand, Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact in Tenant's name, place, and stead to do so.

         22.4 Tenant hereby attorns to all successor owners of the Building, whether such ownership is acquired by sale, foreclosure of a Mortgage, or otherwise.

         22.5 If it becomes necessary to foreclose the Mortgage, Mortgagee shall neither terminate the Lease nor join Tenant in summary or foreclosure proceedings so long as Tenant is not in default under any of the terms, covenants, or conditions of the Lease. If Mortgagee succeeds to the interest of Landlord under the Lease, Mortgagee shall not be: (a) liable for any act or omission of any prior landlord (including Landlord); (b) liable for the return of any security deposit unless such deposit has been delivered to the Mortgagee by Landlord or is in an escrow fund available to Mortgagee; (c) subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord); (d) bound by any Rent or additional Rent that Tenant might have paid for more than the current month to any prior landlord (including Landlord); (e) personally liable under the Lease, Mortgagee's liability thereunder being limited to its interest in the Real Property; or
(f) bound by any notice of termination given by Landlord to Tenant without Mortgagee's prior written consent thereto.

         22.6 Tenant acknowledges that a current Mortgagee requires that Rent payable to Landlord under this Lease be paid directly by Tenant to Mortgagee upon a default by Landlord under the Mortgage. After receipt of notice from Mortgagee to Tenant, at the address set forth above (or at such other address of which Mortgagee has been notified in writing), Tenant shall pay to Mortgagee all monies due or to become due to Landlord under the Lease. Tenant shall have no responsibility to ascertain whether such demand by Mortgagee is permitted under the Mortgage, or to inquire into the existence of a default. Landlord hereby waives any right, claim, or demand it may now or hereafter have against Tenant by reason of such payment to Mortgagee, and any such payment shall discharge the obligations of Tenant to make such payment to Landlord.

     23. REMOVAL OF TENANT'S PROPERTY.

         23.1 All movable personal property of Tenant not removed from the Premises upon vacation, abandonment, or termination of this Lease shall be conclusively deemed abandoned and may be sold, or otherwise disposed of by Landlord without notice to Tenant and without obligation to account; Tenant shall pay Landlord's expenses in connection with such disposition.

         23.2 Subject to any purchase money security interests granted by Tenant, Tenant conveys to Landlord all of Tenant's property at any time situated on the Premises (and all replacements) as security for the performance of its obligations; Tenant shall execute such documents as Landlord requires to evidence and perfect Landlord's security interest, and for this purpose this Lease is considered a security agreement covering such personal property. Upon the occurrence of an Event of Default, Landlord may exercise all rights of a secured party under the Colorado Uniform Commercial Code. Such security interest is prior and superior to any other security interest except a purchase money security interest. Tenant's property shall not be removed from the Premises without Landlord's consent unless such property is replaced with an item of equal or greater value.

     24. HOLDING OVER: TENANCY MONTH-TO-MONTH. If, after the expiration or termination of this Lease, Tenant remains in possession of the Premises and continues to pay rent without a written agreement as to such holding over, even though Landlord accepts such rent, such possession is a tenancy from month-to-month, subject to all provisions hereof but at a monthly rent equivalent to 200% of the monthly Rent paid by Tenant immediately prior to such expiration or termination. Rent shall continue to be payable in advance on the first day of each calendar month. Such tenancy may be terminated by either party upon 10 days' notice prior to the end of any monthly period. Nothing contained herein obligates Landlord to accept rent tendered after the expiration of the Term or relieves Tenant of its liability under Section 17.

     25. PAYMENTS AFTER TERMINATION. No payments by Tenant after expiration or termination of this Lease or after any notice (other than a demand for payment of money) by Landlord to Tenant reinstates, continues, extends the Term, or affects any notice given to Tenant prior to such payments. After notice, commencement of a suit, or final judgment granting Landlord possession of the Premises, Landlord may collect any amounts due or otherwise exercise Landlord's remedies without waiving any notice or affecting any suit or judgment.

     26. STATEMENT OF PERFORMANCE. Tenant agrees at any time upon not less than 10 days' notice to execute and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified stating the modifications); that there have been no defaults by Landlord or Tenant (or, if there have been defaults, setting forth the nature thereof); the date to which Rent has been paid in advance and such other information as Landlord requests. Such statement may be relied upon by a prospective purchaser of Landlord's interest or Mortgagee. Tenant's failure to timely deliver such statement is conclusive upon Tenant that: (i) this Lease is in full force and effect without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord's performance; and (iii) not more than 1 month's Rent has been paid in advance. Upon request, Tenant will furnish Landlord an appropriate resolution confirming that the party signing the statement is authorized to do so.

     27. MISCELLANEOUS.

         27.1 TRANSFER BY LANDLORD. The term "Landlord" means so far as obligations of Landlord are concerned, only the owner of the Building at the time in question and, if any transfer of the title occurs, Landlord herein named (and in the case of any subsequent transfers, the then grantor) is automatically released from and after the date of such transfer of all liability as respects performance of any obligations of Landlord thereafter to be performed. Any funds in Landlord's possession at the time of transfer in which Tenant has an interest will be turned over to the grantee and any amount then due Tenant under this Lease will be paid to Tenant.

         27.2 NO MERGER. The termination or mutual cancellation of this Lease will not work a merger, and such termination or cancellation will at the option of Landlord either terminate all subleases or operate as an automatic assignment to Landlord of such subleases.

         27.3 COMMON AREA USE. Landlord may use any of the Common Areas for the purposes of completing or making repairs or alterations in any portion of the Building Complex.

         27.4 INDEPENDENT COVENANTS. This Lease is to be construed as though the covenants between Landlord and Tenant are independent and not dependent and Tenant is not entitled to any setoff of the Rent against Landlord if Landlord falls to perform its obligations; provided, however, the foregoing does not impair Tenant's right to commence a separate suit against Landlord for any default by Landlord so long as Tenant complies with Section 21.

         27.5 VALIDITY OF PROVISIONS. If any provision is invalid under present or future laws, then it is agreed that the remainder of this Lease is not affected and that in lieu of each provision that is invalid, there will be added as part of this Lease a provision as similar to such invalid provision as may be possible and is valid and enforceable.

         27.6 CAPTIONS. The caption of each Section is added for convenience only and has no effect in the construction of any provision of this Lease.

         27.7 CONSTRUCTION. The parties waive any rule of construction that ambiguities are to be resolved against the drafting party. Any words following the words "include," "including," "such as," "for example," or similar words or phrases shall be illustrative only and are not intended to be exclusive, whether or not language of non-limitation is used.

         27.8 APPLICABILITY. Except as otherwise provided, the provisions of this Lease are applicable to and binding upon Landlord's and Tenant's respective heirs, successors and assigns. Such provisions are also considered to be covenants running with the land to the fullest extent permitted by law.

         27.9 AUTHORITY. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of Tenant and agree, upon request, to deliver Landlord a resolution, similar document, or opinion of counsel to that effect.

         27.10 SEVERABILITY. If there is more than one party which is the Tenant, the obligations imposed upon Tenant are joint and several.

         27.11 ACCEPTANCE OF KEYS, RENT OR SURRENDER. No act of Landlord or its representatives during the Term, including any agreement to accept a surrender of the Premises or amend this Lease, is binding on Landlord unless such act is by a partner, member or officer of Landlord, as the case may be, or other party designated in. writing by Landlord as authorized to act. The delivery of keys to Landlord or its representatives will not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant of a lesser amount than the entire Rent owing is other than on account of such Rent nor is any endorsement or statement on any check or letter accompanying payment an accord and satisfaction. Landlord may accept payment without prejudice to Landlord's right to recover the balance or pursue any other remedy available to Landlord.

         27.12 BUILDING NAME AND SIZE. Landlord may as it relates to the Building and Building Complex: change the name, increase the size by adding additional real property, construct other buildings or improvements, change the location and/or character, or make alterations or additions. If additional buildings are constructed or the size is increased, Landlord and Tenant shall execute an amendment which incorporates any necessary modifications to Tenant's Pro Rata Share. Tenant may not use the Building's name for any purpose other than as part of its business address.

         27.13 DIMINUTION OF VIEW. Tenant agrees that no diminution of light, air, or view from the Building entitles Tenant to any reduction of Rent under this Lease, results in any liability of Landlord, or in any way affects Tenant's obligations.

         27.14 LIMITATION OF LIABILITY. Notwithstanding anything to the contrary contained in this Lease, Landlord's liability is limited to Landlord's interest in the Building.

         27.15 NON-RELIANCE. Tenant confirms it has not relied on any statements, representations, or warranties by Landlord or its representatives except as set forth herein.

         27.16 WRITTEN MODIFICATION. No amendment or modification of this Lease is valid or binding unless in writing and executed by the parties.

         27.17 LENDER'S REQUIREMENTS. Tenant will make such modifications to this Lease as may hereafter be required to conform to any lender's requirements, so long as such modifications do not increase Tenant's obligations or materially alter its rights.

         27.18 EFFECTIVENESS. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease and it is not effective unless and until execution and delivery by both Landlord and Tenant.

         27.19 SURVIVAL. This Lease, notwithstanding expiration or termination, continues in effect as to any provisions requiring observance or performance subsequent to termination or expiration.

         27.20 TIME OF ESSENCE. Time is of the essence herein.

         27.21 RULES AND REGULATIONS. If rules and regulations are attached hereto, they are a part of this Lease and Tenant agrees that Tenant and Tenant's Agents shall at all times abide by such rules and regulations.

         27.22 RECORDING. Tenant will not record this Lease. Recording of the Lease by or on behalf of Tenant is an Event of Default.

     28. AUTHORITIES FOR ACTION AND NOTICE.

         28.1 Unless otherwise provided, Landlord may act through Landlord's Building Manager or other designated representatives from time to time.

         28.2 All notices or other communications required or desired to be given to Landlord must be in writing and shall be deemed received when delivered personally to any officer, partner, or member of Landlord (depending upon the nature of Landlord) or the manager of the Building (the "Building Manager") whose office is in the Building, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed as provided in Section 1.10. All notices or communications required or desired to be given to Tenant shall be in writing and deemed duly served when delivered personally to any officer, employee, partner, or member of Tenant (depending upon the nature of Tenant), individually if a sole proprietorship, or manager of Tenant whose office is in the Building, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed as provided in Section 1.12. Either party may designate in writing served as above provided a different address to which notice is to be mailed. The foregoing does not prohibit notice from being given as provided in Rule 4 of Colorado Rules of Civil Procedure, as amended from time to time.

     29. PARKING. Landlord will make available parking spaces up to Tenant's Maximum set forth in Section 1.9, if any, for Tenant's use during the term hereof. Tenant shall notify Landlord on or before the Commencement Date of the number of parking spaces up to Tenant's Maximum it will initially require and, thereafter, Tenant shall give Landlord written notice at least 30 days prior to the date that Tenant shall require the use of any parking spaces in addition to those initially accepted, the total of which shall not exceed Tenant's Maximum. Tenant shall pay the monthly rate in effect for each parking space utilized as such rate may change from time to time. The monthly parking rates are currently as follows: $65.00 for an assigned reserved space, $40 for an unassigned covered space, and $20 for an unassigned deck (uncovered) space. Landlord reserves the right to determine the type of parking spaces allocated for Tenant's use. Tenant will receive one monthly bill for all spaces taken which shall be paid in the same manner and at the same place as Minimum Rent for the Premises. Tenant has no rights to use parking spaces except as provided in this Section. The right granted to Tenant to use any space is a license only and Landlord's inability to make any space available at any time for reasons beyond Landlord's reasonable control is not a material breach by Landlord of its obligations hereunder. The abatement of Tenant's obligation to pay for unavailable spaces during any period of unavailability constitutes Tenant's sole remedy. If Tenant fails to timely pay a parking bill, in addition to being a default under the Lease, Tenant may, at Landlord's option, forfeit its right to all parking spaces. All vehicles parked in the parking garage and the personal property therein shall be at the sole risk of Tenant, Tenant's Agents and the users of such spaces and Landlord shall have no liability for loss or damage thereto for whatever cause.

     30. SUBSTITUTE PREMISES. Landlord has the right at any time upon 30 days' prior notice to Tenant to substitute other space within the Building, including substantiality comparable tenant finish, for the Premises (the "Substitute Premises"). Tenant shall relocate to the Substitute Premises on the date specified in Landlord's notice which will be no sooner than 30 days after notice. Landlord will pay all reasonable expenses incurred by Tenant to move its furniture, fixtures, and equipment to the Substitute Premises. The suite number designation and Exhibit A shall be deemed revised to reflect the description of the Substitute Premises. Except for such revisions, the provisions of this Lease are applicable to the Substitute Premises which are the Premises following Tenant's move.

     31. BROKERAGE. Tenant represents it has not employed any broker with respect to this Lease and has no knowledge of any broker's involvement in this transaction except those listed in Sections 1.14 and 1.15 (collectively, the "Brokers"). Tenant shall indemnify Landlord against any expense incurred by Landlord as a result of any claim for commissions or fees by any other broker, finder, or agent, whether or not meritorious, employed by Tenant or claiming by, through, or under Tenant, other than the Brokers. Tenant acknowledges Landlord is not liable for any representations by the Brokers regarding the Premises, Building, Building Complex, or this Lease.

     32. LEGAL FEES; PREPARATION OF LEASE. Tenant acknowledges that if Landlord incurs legal fees in connection with the preparation and negotiation of this Lease in excess of $4,107.50, the amount of such excess shall, at Landlord's option, be payable to Landlord as a one-time payment of additional Rent promptly upon the final determination of Landlord's legal fees.

     33. COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any one or more counterpart signature pages may be removed from one counterpart of the Lease and annexed to another counterpart of the Lease to form a completely executed original instrument without impairing the legal effect of the signature thereon.

     34. ADDENDUM/EXHIBITS. Any Addenda or Exhibits referred to herein are attached hereto and incorporated herein by reference.

     35. OPTION TO EXTEND. Landlord grants Tenant an option (the "Option") to extend the term of the Lease for one (1) 1 additional term of two (2) years (the "Option Term"). The Option applies only to the Premises and is on the following conditions:

         35.1 Notice of Tenant's interest in exercising the Option must be given to Landlord no earlier than 12 months and no later than 6 months prior to the Expiration Date ("Tenant's Notice"). Not later than thirty (30) days after receiving Tenant's Notice, Landlord will notify Tenant of the Minimum Rent applicable during the Option Term in accordance with subsection 35.5 below ("Landlord's Notice").

         35.2 Tenant has 15 days after receipt of Landlord's Notice to exercise the Option by delivering notice of exercise to Landlord. If Tenant timely exercises the Option, the Term will be deemed extended on the terms of this Section and the parties will execute an amendment evidencing the extension.

         35.3 Unless Landlord is timely notified by Tenant in accordance with subparagraphs 35.1 and 35.2 above, it will be conclusively deemed that Tenant has not exercised the Option and the Lease will expire in accordance with its terms on the Expiration Date.

         35.4 Tenant's rights pursuant to this Paragraph are personal to Tenant and may not be assigned. Tenant's right to exercise the Option is conditioned on: (i) Tenant not being in default at the time of exercise or at the time of commencement of the Option Term; (ii) Tenant not having subleased or vacated more than 25% of the Premises or assigned its interest under the Lease as of the commencement of the Option Term; and (iii) Tenant having the financial ability to perform its obligations under the Option Term. Upon an assignment of the Lease, this Paragraph is null and void.

         35.5 The Option granted hereunder will be upon the terms of the Lease, except that the Minimum Rent during the Option Term will be the rate at which Landlord would lease space in the Building comparable to the Premises to third parties if such space were available for leasing for a lease term paralleling the Option Term, but in no event will the Minimum Rent be less than the Rent in effect immediately prior to commencement of the Option Term. Such Rent may include escalations and pass-throughs.

         35.6 After exercise, or failure to exercise the Option, Tenant shall have no further rights to extend the Term.

     36. COMMON AREA REMODEL. Landlord agrees to use reasonable efforts to remodel the eleventh floor common area and to complete such remodeling six
(6) months following mutual execution of this Lease.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written and it is effective upon delivery of a fully-executed copy to Tenant.

TELECOM WIRELESS CORPORATION, a Utah   PRENTICE POINT LIMITED PARTNERSHIP, a
corporation                            Delaware limited partnership

                                       By: PRENTICE POINT, INC., General Partner

By:   /s/ Calvin Smiley
   ---------------------------------
Print Name:   Calvin Smiley            By: /s/ Charles Mcintyre
           -------------------------      -------------------------------------
Print Title:     President                  Charles McIntyre, Vice President
            ------------------------
                                                      "Landlord"


By:   /s/ Carolyn Hariton
   ---------------------------------
Print Name: Carolyn Hariton
           -------------------------
Print Title:   Counsel
            ------------------------

            "Tenant"

                               EXHIBIT A TO LEASE
                               DIAGRAM OF PREMISES



                            (Diagram of leased area)

                               EXHIBIT B TO LEASE

                                  REAL PROPERTY

PARCEL 1:

That part of Lot 3, Block 2, A RESUBDIVISION OF BLOCK 6, DENVER TECHNOLOGICAL CENTER FILING NO. 2, described as follows:
Beginning at the Northeast comer of said Block 2;
thence Southerly along the Easterly line of said Block 2, the same being the Westerly line of South Wabash Street, a distance of 437.78 feet to a point of curvature; thence along a curve to the right with a radius of 75.00 feet and a central angle of 2DEG. 59'53" an arc distance of 3.92 feet; thence along a curve to the right whose tangent makes an angle to the right of 26DEG. 06'30" from the tangent of the preceding curve and having a radius of 80.00 feet and a central angle of 77DEG. 04'05" an arc distance of 107.61 feet to a point of tangency; thence along the tangent to the aforesaid curve 141.62 feet; thence at a deflection angle of 14DEG. 28'39" to the left 120.00 feet to a point on the Northeasterly line of East Prentice Avenue; thence Northwesterly along said Northeasterly line at East Prentice a distance of 32.60 feet; thence Northeasterly at an angle of 88DEG. 18'38" to the right a distance of 438.06 feet to the North line of said Block 2; thence Easterly at an angle of 74DEG. 47'33" to the right and along said North line, a distance of 270.00 feet to the point of beginning,

County of Arapahoe,
State of Colorado.

PARCEL 2:

That part of Lot 3, Block 2, A RESUBDIVISION OF BLOCK 6, DENVER TECHNOLOGICAL CENTER FILING NO. 2, described as follows:

Commencing at the Northeast corner of said Block 2;
thence Westerly along the North line of said Block 2, a distance of 270.00 feet to the TRUE POINT OF BEGINNING; thence continuing along said North line of Block 2, a distance of 98.43 feet; thence Southwesterly at a deflection angle of 89DEG. 16'39" to the left 203.35 feet; thence on an angle to the left of 90DEG. 00'00", a distance of 45.57 feet; thence on an angle to the left of 75DEG. 30'54", a distance of 211.31 feet to the TRUE POINT OF BEGINNING,
County of Arapahoe, State of Colorado.

PARCEL 3:

An easement for ingress and egress granted in First Amended and Restated Cross Easement Agreement by and between The Dow Chemical Company and Prentice Point, Ltd. recorded September 8, 1989, in Book 5769, at Page 19, County of Arapahoe, State of Colorado.

PARCEL 4:

A license to construct, operate, maintain, repair and replace a concrete courtyard across the City of Aurora's Rampart Waterline Easement, as granted by the City of Aurora, Colorado, pursuant to a License Agreement dated August 16, 1985 and recorded September 10, 1985 in Book 4541 at page 336, as assigned to Prentice Point Associates, L.P., a California limited partnership by Assignment thereof recorded June 3, 1994 in Book 7581 at Page 122, as assigned to Prentice Point Limited Partnership, a Delaware limited partnership, by Assignment thereof recorded January 1, 1997, at Reception No. R7003471.

County of Arapahoe,
State of Colorado.

                                    EXHIBIT C

                               PREMISES COMPLETION
                             [Intentionally Deleted]

                               EXHIBIT D TO LEASE

                        FORM OF FIRST AMENDMENT TO LEASE
                             [Intentionally Deleted]

                               EXHIBIT E TO LEASE

                              RULES AND REGULATIONS

     The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building and to insure compliance with governmental and other requirements. Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and undisturbed occupancy of its premises in the Building. Any continuing violation of these rules and regulations by Tenant shall constitute a default by Tenant under the Lease.

     Landlord may, upon request of any tenant, waive the compliance by such tenant of any of the following rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord's authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless otherwise agreed to by Landlord, (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with these rules and regulations, unless such other tenant has received a similar written waiver from Landlord, and (iv) any such waiver shall not relieve such tenant from any liability to Landlord for any loss or damage occasioned as a result of such tenant's failure to comply.

     1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, roof, halls and other parts of the Building not exclusively occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from each tenant's premises. Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to its premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portions or facilities of the Building by other tenants.

     2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. All awnings, projections, curtains, blinds, shades, screens and other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

     3. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building or any tenant's premises, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

     4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no debris, rubbish, rags or other substances shall be thrown therein. All damage resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

     5. There shall be no marking, painting, drilling into or defacement of the Building, or any part of any tenant's premises that is visible from public areas of the Building. Tenants shall not construct, maintain, use or operate within their respective premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required as part of a communication system approved prior to the installation thereof by Landlord. No such loud speaker or sound system shall be constructed, maintained, used or operated outside the premises of any tenant.

     6. No bicycles or vehicles and no animals, birds or pets of any kind shall be brought into or kept in or about the Building or any tenant's premises, except that this rule shall not prohibit the parking of bicycles or vehicles in areas specifically designated therefor by Landlord. No cooking or heating of food shall be done or permitted by any tenant on its premises except for food prepared in portable microwave ovens (provided that no odors are emitted such as in the preparation of popcorn). No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.

     7. No space in the Building shall be used for the manufacture of goods for sale in the ordinary course of business, or for the sale at auction of merchandise, goods or property of any kind. Furthermore, the use of its premises by any tenant shall not be changed without the prior approval of Landlord.

     8. No tenant shall make any unseemly or disturbing noises or disturb or interfere with the occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, whistling, singing or in any other way. No tenant shall throw anything out of the doors or windows or into or down the corridors or stairs of the Building.

     9. No flammable, combustible or explosive fluid, chemical or substance shall be brought into or kept upon the Premises.

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     10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in any existing locks or the locking mechanism therein, without Landlord's approval. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of its tenancy, restore to Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the replacement cost thereof. Tenant's key system shall be separate from that for the rest of the Building.

     11. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these rules and regulations of the Lease.

     12. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself or herself to the Building management or watchman, if any, on duty. Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 6:00 p.m. and 7:00 a.m., Monday through Friday, and at any hour on Saturdays, Sundays and legal holidays, to register. Each tenant shall be responsible for all persons for whom it authorizes entry in the Building, and shall be liable to Landlord for all acts or omissions of such persons.

     13. The Premises shall not, at any time, be used for lodging or sleeping, or for any immoral or illegal purposes.

     14. Tenant assumes full responsibility for protecting the Premises from theft, and each tenant, before closing and leaving the Premises at any time, shall see that all doors and windows are closed and locked, and all lights turned off.

     15. Landlord's employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building. The requirements of tenants will be attended to only upon application to Landlord, and any such special requirements shall be billed to Tenant (and paid when the next installment of rent is due) in accordance with the schedule of charges maintained by Landlord from time to time or at such charge as is agreed upon in advance by Landlord and Tenant.

     16. Canvassing, soliciting and peddling in the Building and on the Property are prohibited and each tenant shall cooperate to prevent the same. Peddlers, solicitors and beggars shall be reported to the Building manager or as Landlord otherwise requests.

     17. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for Tenant to the Building.

     18. Mats, trash or other objects shall not be placed in the public corridors of the Building.

     19. Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need arise for repairs of items not maintained by Landlord, Landlord will arrange for the work to be done at Tenant's expense.

     20. Drapes installed by Landlord for the use of Tenant or drapes installed by Tenant, with Landlord's approval, which are visible from the exterior of the Building, must be cleaned by Tenant at least once a year, without notice, at the tenant's own expense.

     21. The Building directory located in the Building lobby as provided by Landlord shall be available to Tenant solely to display its name and location in the Building, which display shall be as directed by Landlord.

     22. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

     23. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

     24. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators and under such other conditions as shall be designated by Landlord.

     25. Tenant shall not waste heat or air conditioning and shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant's use.

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     26. Landlord shall have sole power and discretion to control the quantity, size, location, and design of all tenant identification signage. No such signage shall be erected without Landlord's written consent.

     27. The loading dock area is exclusively reserved for authorized traffic and Tenant shall not use same for temporary parking,

     28. No eating, drinking, sleeping, or loitering shall be permitted in the lobby areas.

     29. Landlord may from time to time alter or amend these Rules and Regulations, and Tenant shall comply with the Amended Rules and Regulations.

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